UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2019

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2019, our Board of Directors was notified that G. Larry Lawrence, the Company’s Vice President, Chief Financial Officer and Corporate Secretary will retire from the Company effective November 15, 2019. He will also relinquish his position as Principal Accounting Officer. In conjunction with the retirement and in recognition of his outstanding service, the Company’s Board of Directors has approved the accelerated vesting of the remaining stock awards that have been provided to Mr. Lawrence. The Company will record a non-recurring, non-cash expense of approximately $270,000 in the fourth quarter of 2019 to account for the award vesting.

Also, on October 31, 2019, our Board of Directors appointed James R. Lawrence to the position of Vice President, Chief Financial Officer and Corporate Secretary, effective November 16, 2019. Mr. Lawrence will also assume the role as Principal Accounting Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with his appointment, Mr. Lawrence's annual base salary will be $200,000 and, beginning January 1, 2020, he will be eligible to participate in our Annual Incentive Bonus Plan in which he may earn a bonus of up to 50% of his base salary if certain financial metrics set by our Board of Directors are achieved in any particular year. Mr. Lawrence was also granted a restricted stock award for 5,000 shares of our common stock, effective October 1, 2019, pursuant to our 2019 Equity Incentive Plan.

Mr. Lawrence, 50, joined the Company on October 1, 2019. Mr. Lawrence has over 20 years of combined professional experience in the energy industry, investment banking and public accounting. Previously, he served as the Chief Financial Officer of Bold Energy III LLC, a privately held oil and natural gas company that was an affiliate of EnCap Investments, from April 2014 to August 2017. Prior to joining Bold, Mr. Lawrence served as Vice President-Finance and Treasurer for Legacy Reserves LP, a publicly traded oil and natural gas company, from June 2010 to March 2014. Prior to joining Legacy, Mr. Lawrence worked for nine years in investment banking, including the last six years in the Energy Investment Banking Group at Raymond James & Associates, where he served as a Vice President. Mr. Lawrence holds an MBA with distinction from the Stern School of Business at New York University and a BBA in Accounting and Finance from the University of Texas at Austin. Mr. Lawrence is also licensed as a Certified Public Accountant in the state of Texas.

James R. Lawrence is not related to G. Larry Lawrence. No family relationships exist between Mr. James Lawrence and any of the Company’s directors or other executive officers. There are no arrangements between Mr. James Lawrence and any other person pursuant to which Mr. James Lawrence was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. James Lawrence has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	November 6, 2019
		By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer